U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                          Amendment No. 1 to
                               FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934


                  ECHO SOUND ACQUISITION CORPORATION
                  ----------------------------------
      (Exact name of registrant as specified in its charter)


 Delaware                                81-4664596
------------------                   ------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


                     9454 Wilshire Boulevard, Suite 612
                      Beverly Hills, California 90212
 ------------------------------------------------------------
(Address of principal executive offices )  (Zip Code)


Registrant's telephone number, including area code:     310-888-1870
				Fax Number:		949/673-4525

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $0.0001 Par Value
                                                     (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X


Echo Sound Acquisition Corporation is a "shell company" as defined under Rule 405 of the Securities Act of 1933 and as such is subject to certain restrictions on the transferability of its stock. See "Risk Factors" herein for a description of such restrictions.


This amendment corrects the typographical error appearing in the original filing throughout the document using the incorrect name of the Registrant.
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ITEM 1.  BUSINESS.

     Echo Sound Acquisition Corporation ("Echo Sound" or the
"Company") is a blank check company and qualifies as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an "emerging growth company" is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year. See "The Company: The Jumpstart Our Business Startups Act" contained herein.

      Echo Sound Acquisition Corporation was incorporated on December 7, 2016 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Echo Sound has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Echo Sound has been formed to provide a method for a foreign or domestic private company to become a reporting company as part of the process toward the public trading of its stock.

     The president of Echo Sound is also the president, director and shareholder of Tiber Creek Corporation. Tiber Creek Corporation assists companies in becoming public companies and assists companies with introductions to the financial community. Such services may include, when and if appropriate, the use of an existing reporting company such as Echo Sound.

     Tiber Creek will typically enter into an agreement with a private company to assist it in becoming a public reporting company and for its introduction to brokers and market makers. A private company may become a public reporting by effecting a business combination with an existing public reporting company such as Echo Sound or by a filing registration pursuant to the Securities Act of 1933 (typically a Form S-1) or the Securities Exchange Act of 1934 (Form 10).

    Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process going public. In these discussions Tiber Creek will explain the various options of becoming a reporting company including the use an existing public reporting company such as Echo Sound.

      For its services, Tiber Creek will receive cash compensation. Tiber Creek does not provide a public shareholder base to the private company as part of a business combination.

     The president of Echo Sound is the president of Tiber Creek and as such may be considered affiliated. However, there is no agreement nor contractual relationship between Echo Sound and Tiber Creek to perform or provide services to the other. However, as a non-operating blank check company, Echo Sound is available for use by a client of Tiber Creek which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company.

     The benefits of a business combination with Echo Sound include:

     1. Reincorporation of the private company in Delaware whose General Corporate Law is considered favorable for the operations of corporations.

    2. The recapitalization of the stock structure of the private company suitable for a public company.

    3. The introduction of management of the private company to the reporting and other requirements of a public company before commencement of trading.

    4. Increased visibility of the private company among the financial community.

    5. Reassurance to shareholders of the private company that the process of registering its shares for trading has commenced and such shareholders can begin to view filings of the company, even prior to registration of their own shares, on the web site of the SEC.

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     6. The time required to effect a business combination may be less than that required to prepare, draft and file a registration statement. However, upon completion of such business combination, the company must file a Form 8-K which includes disclosure similar to that required in a registration statement.

     There is no assurance that any of these benefits will be achieved or that such benefits will actually benefit any particular private company.

     A business combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances a private company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     Once a change of control of Echo Sound has been effected, if at all, new management may issue shares of its stock prior to filing a registration statement for the registration of its shares pursuant to the Securities Act of 1933 and such shares will be governed by the rules and regulations of the Securities and Exchange Commission regarding the sale of unregistered securities.

     Echo Sound has not generated revenues and has no income or cash flows from operations since inception. The continuation of Echo Sound as a going concern is dependent upon financial support from its stockholders.

     Management has agreed to fund the expenses of Echo Sound until a change in control without reimbursement after which time any future expenses will become the responsibility of new management. Because of the nature of the Echo Sound and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Aspects of a Public Company

     There are certain perceived benefits to being a public company whose securities are trading:

These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a public company.

These are commonly thought to include the following:

 +    requirement for audited financial statements which the company may
	find to be a significant cost;
 +    required publication of corporate information and biographical of
	management which the company may perceive as private or competitive
	information;
 +    required filings of periodic and episodic reports with the
          Securities and Exchange Commission which can be time consuming.

Potential Private Companies

     Business entities, if any, which may be interested in a combination with Echo Sound may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;

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 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a private company will normally involve the transfer to the private company of the majority of the issued and outstanding common stock of Echo Sound and the substitution by the private company of its own management and board of directors.

     The proposed business activities described herein classify Echo
Sound as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations regarding the sales of securities of blank check companies. Echo Sound will not make any efforts to cause a market to develop in its securities until such time as Echo Sound has successfully implemented a business combination and it is no longer classified as a blank check company.

     Echo Sound is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Echo Sound will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Echo Sound. Since a principal benefit of a business combination with Echo Sound would normally be considered its status as a reporting company, it is anticipated that Echo Sound will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     James Cassidy is the president and a director of Echo Sound.
James McKillop is the vice president and a director of Echo Sound.

     Echo Sound has no employees nor are there any other persons than Mr. Cassidy and Mr. McKillop who devote any of their time to its affairs. All references herein to management of Echo Sound are to Mr. Cassidy and Mr. McKillop. The inability at any time of either of these individuals to devote sufficient attention to Echo Sound could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with a private company or the shareholders of the private company.

Emerging Growth Company	       A company with an initial public offering
	                       of common equity securities which occurred
                               after December 8, 2011 and has less than
                               $1 billion of total annual gross revenues
                               during last completed fiscal year.
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Echo Sound or               The corporation whose common stock is the
the Registrant                 subject of this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.

Reporting Company              A company with a class of securities registered
                               under Section 12 of the Securities Exchange
                               Act of 1934

Jumpstart Our Business Startups Act

     The disclosure contained below, discusses generally the terms of the "Jumpstart Our Business Startups Act". Currently the Company is without operations or revenues and as such does not anticipate that it will effect certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is effected. Until at such time the Company effects a change in control it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

     In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

     Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

     Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

     Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

     Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

     Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

     In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will not longer qualify as an emerging growth company after the earliest of

     (i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

     (ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

     (iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

     (iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

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     The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

     Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

     (i) audited financial statements required for only two fiscal years;
     (ii) selected financial data required for only the fiscal years that were audited;
     (iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

     However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

     The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

     The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

     Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

     Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

     Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

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     Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

     Election to Opt Out of Transition Period.   Section 102(b)(1) of the
JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934
Act) are required to comply with the new or revised financial accounting standard.

     The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

ITEM 1A.  RISK FACTORS

   The business of Echo Sound is subject to numerous risk factors. The following risks are all material risks regarding the business of Echo Sound:

     The Company has no operations to date and is not expected to begin any operations until a change in control, if then.

    Echo Sound has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent upon support from its stockholders or obtaining additional capital.

    Echo Sound has not generated revenues and has no income or cash flows from operations since inception. Echo Sound has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

    Management will pay all expenses incurred by Echo Sound until a business combination is effected, without repayment. There is no assurance that Echo Sound will ever be profitable.

The Company's independent auditors have issued a report questioning the Company's ability to continue as a going concern.

    The report of the Company's independent auditors contained in the Company's financial statements includes a paragraph that explains that the Company has recurring losses and has an accumulated deficit. These matters raise substantial doubt regarding the Company's ability to continue as a going concern without the influx of capital through the sale of its securities or through development of its operations or by effecting a business combination. Even in such cases, there is no assurance that the Company can create operations that result in a positive revenues. Without such, the Company would not be able to continue.

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The Company is a shell company and as such shareholders cannot rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

     The Company is a shell company as defined under Rule 405 of the Securities Act of 1933 as a registrant that has no or nominal operations and either no or nominal assets, or assets consisting only of cash or cash equivalents and/or other nominal assets.
     As securities issued by a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, to wit: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed "Form 10" information.

     Thus, a shareholder of the Company will not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a "Form 10" filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.)

The Company has only two directors, officers and beneficial shareholders and as such may not benefit from diverse and multiple opinions.

     The only officers and directors of Echo Sound are James Cassidy and James McKillop. Because management consists of only these two persons, Echo Sound does not benefit from multiple judgments that a greater number of directors or officers would provide.
     Echo Sound will rely completely on the judgment of its officers and directors when selecting a company. Mr. Cassidy and Mr. McKillop anticipate devoting only a limited amount of time to the business of Echo Sound. Neither Mr. Cassidy nor Mr.
     McKillop has entered into written employment agreements with Echo Sound and they are not expected to do so. Echo Sound has not obtained key man life insurance on either officer or director. The loss of the services of either Mr. Cassidy or Mr. McKillop could adversely affect development of the business of Echo Sound and its likelihood of commencing operations.

Some of the former blank check companies do not continue as public companies.

     James Cassidy and James McKillop through Tiber Creek work with many companies, some start-up and others on-going, that wish to become public companies. Being a public company involves many requirements including, but not limited to, regular public reporting and disclosure requirements, accounting expenses including an annual audit, and officer and director limitations on sales of securities. Not all companies nor management thereof are able to meet the obligations of being a public company and a number of the companies with which management of Echo Sound have worked, have, for whatever reason, chosen not to proceed as a public company and have either become delinquent on the required 1934 Exchange Act filings resulting in the automatic revocation of the registration or have filed a Form 15 voluntarily terminating the registration.

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Indemnification of officers and directors may put Echo Sound's assets at risk.

     The certificate of incorporation of Echo Sound provides that Echo Sound may indemnify officers and/or directors of Echo
     Sound for liabilities, which can include liabilities arising under the securities laws. Assets of Echo Sound could be used or attached to satisfy any liabilities subject to such indemnification.

The voting control by the current shareholders who are also the sole officers and directors gives such shareholders the ability to change the business plan of the Company.

     Current shareholders of the Company are also its sole officers and directors and hold 100% of the outstanding stock of the Company. As such these shareholders are in control of the Company and its direction and business plan. Although these shareholders/officers/directors are the initial creators of the Company and created the Company for the purposes stated in this registration statement, as controlling shareholders, these shareholders have the ability to change the purpose and direction of the Company without further amendment to this registration statement.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

     Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The proposed operations of Echo Sound are speculative.

     The success of the proposed business plan of Echo Sound will depend to a great extent on the operations, financial condition and management of the private company which combines with Echo Sound. While business combinations with entities having established operating histories are preferred, there can be no assurance that Echo Sound will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Echo Sound had more funds available to it, would be desirable. In the event Echo Sound completes a business combination the success of its operations will be dependent upon management of the private company and numerous other factors beyond the control of Echo Sound. There is no assurance that Echo Sound can identify a company and consummate a business combination.

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The Company will seek only one business combination and as such there is no diversification of investment.

   The purpose of Echo Sound is to enter into a business combination with a business entity which desires the perceived advantages of effecting a business combination with an existing company which has a class of securities registered under the Exchange Act. Echo
   Sound may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that Echo Sound will be able to participate in only one potential business combination because Echo Sound has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Echo Sound because it will not permit Echo Sound to offset potential losses from one venture against gains from another.

The Company is primarily dependent on Tiber Creek Corporation to seek and secure a business combination.

    The President of Tiber Creek Corporation is a director, President and a shareholder of the Company. Tiber Creek Corporation assists companies in becoming public companies and assists companies with introductions to the financial community. Although there is no agreement nor contractual relationship between the Company and Tiber Creek to perform or provide services, the Company is available for use by a client of Tiber Creek which wishes to use a reporting company incident to the process of registering its securities and becoming a reporting company. The Company is dependent primarily on Tiber Creek in order locate an entity with to effect a business combination. Without such business combination, it is unlikely that the Company will develop any business plan or operations or revenues and will a shell company. In addition, such reliance may result in the Company missing other business combination opportunities otherwise available outside Tiber Creek.

No public market for the Company's shares may ever develop and as a result the liquidity of any outstanding shares will be limited.

     It is likely that after a change in control and a possible subsequent business combination with a private company, the resultant new management of Echo Sound will desire to have the Company's shares listed or quoted on the over-the-counter bulletin board or in the OTC Market Groups Inc. (formerly the Pink OTC Markets). There is no assurance, even if such shares are accepted for listing or quotation, that any public market will develop or that the Company will locate a broker interested or qualified in handling the Company's securities. In such event, the ability for any shareholder to sell the Company's shares owned by such shareholder will be limited.

Possible classification as a penny stock which may increase reporting obligations for any transaction and additional burden on any potential broker.

     In the event that a public market develops for the securities of Echo Sound following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Echo Sound, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital
     Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

There is a scarcity of and competition for business opportunities and combinations.

     Echo Sound is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition candidates for Echo Sound. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Echo Sound and, consequently, Echo Sound will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Echo Sound will also compete with numerous other small public companies in seeking merger or acquisition candidates.

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There is no agreement for a business combination and no minimum requirements for business combination.

     Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process of going public. In these discussions Tiber Creek will explain the various options of becoming a reporting company including the use of an existing public reporting company such as Echo Sound.
     As of the date of this registration statement, Echo Sound has no arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Echo Sound enters into a business combination it will file the required reports with the Securities and Exchange Commission.
     There can be no assurance that Echo Sound will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected. Echo
     Sound has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a private company to have achieved, or without which Echo Sound would not consider a business combination with such business entity. Accordingly, Echo Sound may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Echo Sound will be able to negotiate a business combination on terms favorable to Echo Sound.

Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Echo Sound is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the private company. The additional time and costs that may be incurred by some potential companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Echo Sound. Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

     Notwithstanding a company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Echo Sound at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Echo Sound will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a company might prove to be an unfavorable one for Echo Sound.

Possible Regulation under Investment Company Act which, if imposed, would substantially increase reporting and compliance costs and regulations.

     In the event Echo Sound engages in business combinations which result in Echo Sound holding passive investment interests in a number of entities, Echo Sound could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Echo Sound would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Echo Sound has obtained no formal determination from the Securities and Exchange Commission as to the status of Echo Sound under the Investment Company Act of 1940. Any violation of such Act could subject Echo Sound to material adverse consequences.

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Echo Sound will probably effect a change in control and management and the biographies and objectives of such management and its impact on the Company are unknown.

    A business combination involving the issuance of the common stock of Echo Sound will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Echo Sound.
    As a condition of the business combination agreement, the shareholders of Echo Sound may agree to sell, transfer or retire all or a portion of their stock of Echo Sound to provide the target company with all or majority control. The resulting change in control of Echo Sound will likely result in removal of the present officers and directors of Echo Sound and a corresponding reduction in or elimination of their participation in the future affairs of Echo Sound.

Echo Sound will probably effect a business combination which may have a possible impact on the value of the shares of its common stock.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Echo Sound may increase or decrease, perhaps significantly, after any such business combination. At the present time the Company is a blank check company without revenues or operations and there is no share value other than the initial capital contribution of its initial shareholders. Therefore reliance on the current information regarding the current book value is probably not a good indication of future value of the stock as such value may increase or decrease after a business combination.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Echo Sound may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Echo Sound intends to structure any business combination so as to minimize the federal and state tax consequences to both Echo Sound and the private company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction. Any potential acquisition or merger with a foreign company may create additional risks.


It is possible Echo Sound will enter a business combination with a foreign entity and will therefore be subject to risks and taxes that are currently unknown and the impact of which is presently unpredictable.

      If Echo Sound enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment, resource self-sufficiency, balance of payments

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      positions, and in other respects. Any business combination with a foreign company may result in control of Echo Sound by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Echo Sound.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     Echo Sound has had no operating history nor any revenues or earnings from operations. Echo Sound has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Echo Sound has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, and successfully effecting a business combination. Management will pay all expenses incurred by Echo Sound until a business combination is effected without repayment.

There is no assurance that Echo Sound will ever be profitable.

     Echo Sound has no operations nor does it currently engage in any business activities generating revenues. Echo Sound's principal business objective for the following 12 months is to be used in a business combination with a private company as part of that company's process to become a public company.

     Echo Sound anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Act of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although management has not set a limit on the amount of expenses it will pay on behalf of Echo Sound. Management has agreed to fund the expenses of Echo
Sound until a change in control without reimbursement after which time such expenses will become the responsibility of new management. Because of the nature of the Echo Sound and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Business Combination with a Private Company

     Tiber Creek assists private companies in becoming public reporting companies, in preparing and filing a registration statement and in introducing to brokers and market makers. Such services may include, when and if appropriate, effecting a business combination with an existing reporting company, such as Echo Sound.

     Tiber Creek is often in various stages of discussion with potential private companies which may wish to utilize an existing public company to effect a business combination. At the time that a decision is made to combine a private company with Echo Sound, Echo Sound will make an appropriate filing reporting that event.

     Echo Sound will not make any independent search for a possible private company nor will it retain or use any entity to identify or analyze the merits of a private company. Echo Sound will effect a business combination with a private company as part of the process of the private company becoming a public reporting company.


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Management of Echo Sound

     Echo Sound has no full time employees. James Cassidy and James McKillop are the officers and directors of Echo Sound and its shareholders. Mr. Cassidy, as president of Echo Sound, and Mr. McKillop as vice president, will allocate a limited portion of time to the activities of Echo Sound without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of Echo Sound.

     The amount of time spent by Mr. Cassidy or Mr. McKillop on the activities of Echo Sound is not predictable. Such time may vary widely from an extensive amount when reviewing a company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable companies.

General Business Plan

     The purpose of Echo Sound is to effect a business combination with a business entity which chooses to become a public company by a combination with a reporting company and desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act.

     Echo Sound will not be restricted to any specific business, industry, or geographical location and Echo Sound may participate
in a business venture of virtually any kind or nature.   Echo
Sound does not conduct a search for a target company itself. It's availability for use is restricted to only clients of Tiber Creek which wish to use a reporting company incident to the process of registering securities and becoming a reporting company. The president of Tiber Creek is the president of Echo Sound.

    Management anticipates that it will be able to participate in only one potential business venture because Echo Sound has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Echo Sound because it will not permit Echo Sound to offset potential losses from one venture against gains from another.

     The private company with which Echo Sound may effect a business combination may have recently commenced operations, or may wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     After a change in control of the Company and after a subsequent business combination, if any, the current shareholders of Echo Sound will likely retain an equity interest in Echo Sound, which would be a non-controlling equity interest. The current officers and directors of Echo Sound will not be officers nor directors after any change in control.

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     Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Echo Sound has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets.

     Sixty days after the initial filing of this registration statement, Echo Sound will automatically become subject to the reporting requirements of the Securities Exchange Act of 1934. Included in these requirements is the duty of Echo Sound to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a private company which has entered into a business combination agreement may wish to take control of Echo Sound before the it has completed its audit. Among other things, this will allow the private company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Echo Sound will only have access to unaudited and possibly limited financial information about the private company in making a decision to combine with that company.

Public Market for Echo Sound Shares

     It is likely that After a change in control and a possible subsequent business combination with a private company thereafter, the resultant new management of Echo Sound will desire to have the Company's shares listed or quoted on the over-the-counter bulletin board or in the electronic OTC Markets Group Inc. (formerly Pink OTC Markets Inc.) Present management does not intend to make such an application or seek such qualification for public trading of the shares but Tiber Creek will assist such action of new management as part of its services.

     A potential private company should be aware that the market price and trading volume of the securities of Echo Sound, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in the Company within the United States financial community. Echo Sound does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Echo Sound's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in the Company's securities, which may result in a significant pressure on their market price.

Terms of a Business Combination

     In implementing a structure for a particular business combination, Echo Sound may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a change in control, it is likely that the present management and shareholders of Echo Sound will no longer be in control of Echo Sound. In addition, it is likely that the officers and directors of Echo Sound will, as part of the terms of the change in control, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. Echo Sound will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Echo Sound has entered into an agreement for a business combination or has consummated a business combination and Echo Sound is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Echo Sound may depress the market value of the securities of Echo Sound in the future if such a market develops, of which there is no assurance.

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     While the terms of a business transaction to which Echo Sound may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     The current officers and directors of Echo Sound will provide their services without charge or any future repayment by Echo Sound until such time as a change in control is effected and they no longer serve as officers or directors. After effecting a change in control and any possible subsequent business combination, it is likely that the current shareholders will retain a non-controlling share ownership in Echo Sound.

Competition

     Echo Sound will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Echo Sound. In view of Echo Sound's combined extremely limited financial resources and limited management availability, Echo Sound will continue to be at a significant competitive disadvantage compared to Echo Sound's competitors.

ITEM 3.  PROPERTIES.

     Echo Sound has no properties and at this time has no agreements to acquire any properties. Echo Sound currently uses the offices of management in Beverly Hills, California, at no cost to Echo Sound. Management will continue this arrangement until Echo Sound completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by Echo Sound to be the beneficial owner of five percent or more of the common stock of Echo Sound, all directors individually and all directors and officers of Echo Sound as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
James Cassidy           (1)       10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

James McKillop (2)                10,000,000               50%
9454 Wilshire Boulevard
Suite 612
Beverly Hills, California 90212

All Executive Officers and        20,000,000              100%
Directors as a Group (2 Persons)

     (1) James Cassidy is the president, secretary and a director of Echo Sound.

     (2) James McKillop is the vice president and a director of Echo Sound.

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ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

     Echo Sound has two directors and officers as follows:

Name                        Age         Positions and Offices Held

James Cassidy               81          President, Secretary, Director
James McKillop              57          Vice President, Director

     Set forth below are the name of the directors and officers of Echo Sound, all positions and offices held and the business experience during at least the last five years:

    James Cassidy, Esq., LL.B., LL.M., serves as a director, president and secretary of Echo Sound. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in
1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation which assists companies in becoming public companies and with introductions to the financial community.
Mr. Cassidy is a member of the bars of the District of Columbia and the State of New York, and is admitted to practice before the United States Tax Court and the United States Supreme Court. Echo Sound believes
Mr. Cassidy to have the business experience necessary to serve as a director of Echo Sound as it seeks to enter into a business combination. As a lawyer involved in business transactions and securities matters, Mr. Cassidy has had experience in evaluating companies and management, understanding business plans, assisting in capital raising and determining corporate structure and objectives.

    James McKillop serves as a director and vice president of Echo Sound. Mr. McKillop began his career at Merrill Lynch. Mr. McKillop has also been involved in financial reporting and did a daily stock market update for KPCC radio in Pasadena, California. Mr. McKillop has been doing consulting work for private and public companies since 2000 to the present. Mr. McKillop heads MB Americus, LLC a financial consulting firm which he founded. Mr. McKillop has written articles for various publications on financial matters. He has been a past member of the World Affairs Council. Mr. McKillop received his Bachelor of Arts in Economics in 1984 from the University of California at Los Angeles. With his background in financial and securities matters, the Company believes Mr. McKillop to have experience and knowledge that will serve the Company in seeking and evaluating a suitable private company.

     There are no agreements or understandings for the above-named officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     James Cassidy, the president and a director of Echo Sound and James McKillop, vice president and a director of Echo Sound, are involved with other existing blank check companies and with blank check companies that have had a change in control or change in management and directors and-or have effected a business combination. The initial business purpose of each of these companies was to engage in a business combination with an unidentified private company or companies and each was a blank check company until completion of a business combination.

     James Cassidy and James McKillop through Tiber Creek work with many companies, some start-up and others on-going, that wish to become public companies. Although they counsel management of these companies on the requirements, disclosure, expense and limitations that being a public company encompasses not all companies nor management thereof are able to meet the obligations of being a public company. A number of the companies listed below have, for whatever reason, chosen not to proceed and have either become delinquent on the required 1934 Exchange Act filing requirements resulting in the automatic revocation of their registrations or have filed a Form 15 voluntarily terminating their registrations.

    Management is aware that certain current and prior blank check companies of which Messrs. Cassidy and McKillop were the former officers and directors have received subpoenas for documents in regard to an inquiry by the Securities and Exchange Commission requesting documentation regarding the transactions and filings for the past five years and former share ownership of certain blank check companies. Management has no independent knowledge or information regarding these subpoenas but believes it is part of a wider review by the SEC of similar companies. Management of the Company has also received subpoenas in regard to certain of the transactions and filings for the past five years of certain of its blank check companies. Management has no independent knowledge or information the intent or purpose of such subpoenas.

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     The below listed companies each independently negotiated with Tiber Creek for Tiber Creek to assist it in going public. The companies listed below are those that chose as part of going public to use an existing reporting company as a vehicle to go public rather than to go public by directly filing a registration statement pursuant to the Securities Act of 1933. These companies paid Tiber Creek for its assistance in choosing the method by which to go public, the process of going public and for its on-going services for introductions into the brokerage community.

     For its complete package of services, including taking a company public whether by merger with a public reporting company or direct registration statement, preparation of a registration statement on Form S-1 for registration of its securities, assistance in corporate structuring, introductions to the brokerage community and review of documents or materials intended to be used by the private company once a public reporting company, Tiber Creek receives compensation in the range of $100,000.

   Tiber Creek engages the law firm which provides the services to assist the company in its desired transactions including preparation of the legal documentation required for the client company to take control of a reporting company and to commence filing its periodic reports.
Tiber Creek utilizes the services of Cassidy & Associates, a law firm of which the president of Tiber Creek is also the senior partner.

     A change in control of a company will not change that company's status as a shell company. Once a company effects a business combination such as a merger with a company that has operations, revenues, a business plan or other corporate structure, then at that time, the company's status as a shell company may change. At such time, such company will file a Form 8-K noticing the business combination information and notice of the change in its status.

     The information summarizes the blank check companies with which Mr. Cassidy and/or Mr. McKillop is or has been involved in the past five years which filed a registration statement on Form 10.
In most instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction. Reference is made to the Current Report on Form 8-K filed for any company listed below and for additional detailed information concerning the business combination entered into by that company, including financial information.

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         Driftwood Acquisition Corporation: Form 10 filed on June 2, 2011, file number 000-54426. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 28, 2012, Driftwood Acquisition Corporation filed a Form 8-K noticing the change of control effected February 1, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price of $.0001, the issuance of 6,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $95,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Pivotal Group, Inc. Pivotal Group, Inc. filed a Form
8-K noticing a business combination in the form of stock-for-stock acquisition of PKCCR, LLC and a change in its situs on August 29, 2012. In review of the public records available on the SEC web site, the company has not made public filings since 2013.

  Moosewood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54427. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 23, 2012, Moosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 22, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $65,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to First Rate Staffing Corporation.
First Rate Staffing Corporation filed a Form 8-K noticing a business combination in the form of a merger with First Rate Staffing, LLC and First Rate Staffing, Inc. (Nevada) and a change in its situs on November 13, 2012. The company filed a registration statement on Form S-1 which was declared effective in July, 2015. The company is an operating company and trades on the OTC Markets (FRSI).

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     Amberwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54541. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Amberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 27, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to American Laser Healthcare Corporation. The company effected a private placement of its securities in 2012 filed a registration statement on Form S-1 in May, 2014. In review of the public records available on the SEC web site, the company has not made public filings since 2014.

      Bluewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54542. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April
30, 2012, Bluewood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 30, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $50,000. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Xtreme Healthcare Corporation. Xtreme Healthcare Corporation filed a Form 8-K noticing a business combination in the form of a stock-for-stock acquisition with Xtreme Care Ambulance Inc. and a change in its situs on November 13, 2012. The company fileda registration statement on Form S-1 in December, 2013. In review of the public records available on the SEC web site, the company has not made public filings since 2013. The Form 10 registration was revoked in 2016.

         Rosewood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54544. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 3, 2012, Rosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 31, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $20,000 for the aggregate of its services to that time. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, registration of its securities was revoked in August, 2014. The Form 10 registration was revoked in 2014.

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         Silverwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54545. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On January 4, 2013, Silverwood Acquisition Corporation filed a Form 8-K noticing the change of control effected December 20, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The company changed its name to IIM Global Corporation and subsequently to ID
Global Solutions Corp. In review of the public records available on the SEC web site, the company is an trading and operating company.

   Yellowwood Acquisition Corporation:  Form 10 filed on November 8,
2011, file number 000-54546. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 17, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 17, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. On June 6, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing a business combination in the form of a merger with Ameri Metro, Inc.
which included a change of the name of Yellowwood Acquisition Corporation as the surviving corporation to Ameri Metro, Inc. and a change in its status. The company filed a registration statement on Form S-1 declared effective in November, 2013. In review of the public records available on the SEC web site, the company is an operating company.

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	Bentwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54590. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 17, 2012, Bentwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 11, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $75,000 for the aggregate of its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Rezilient
Direct Corporation. The company filed a Form 15-12G to terminate the registration of its securities.

	Hardwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54591. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 5, 2012, Hardwood Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the election of new directors and appointment of new officers.
Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Moxian Corporation. In review of the public records available on the SEC web site, registration of its securities was revoked in December, 2014.

     Lightwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54592. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 16, 2012, Lightwood Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Greenpro Resources Corporation. In review of the public records available on the SEC web site, registration of its securities was revoked in December, 2014.

	Roundwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54593. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 15, 2012, Roundwood Acquisition Corporation filed a Form 8-K noticing the change of control effected June 7, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $40,000 for the aggregate of its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Bio Oil National Corporation. In review of the public records available on the SEC web site, The Form 10 registration was revoked in December, 2014.

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     Echowood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54594. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 15, 2012, Echowood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 12, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $70,000 for the aggregate of its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, Form 10 registratin was revoked in December, 2014.

     Entree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54720. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
October 3, 2012, Entree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 2,774,126 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $40,000 for the aggregate of its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
The name of the corporation was changed to Hauge Technology, Inc.
In review of the public records available on the SEC web site, the company has not made public filings since 2013. Form 10 registration revoked 2016.

     Gumtree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54721. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On September 17, 2012, Gumtree Acquisition Corporation filed a Form 8-K noticing the change of control effected September 7, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $85,000 to the aggregate of its services.
Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Access US
Oil & Gas, Inc.  The company filed a registration statement on Form
S-1 declared effective November 2014. In review of the public records available on the SEC web site, the company filed a Form 15-12G to terminate the registration of its securities in September 2015.

       Sagetree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54722. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On September 27, 2012, Sagetree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $25,000 for the aggregate of its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
In review of the public records available on the SEC web site, the company filed a Form 15-12G to terminate the registration of its securities.

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     Saddletree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54723. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 2, 2012, Saddletree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Go Green Smokeless Oil International Inc. In review of the public records available on the SEC web site, the company has not made public filings since 2013. The Form 10 registration was revoked in 2016. Client has determined to restart transactions.

     Whiffletree Acquisition Corporation: Form 10 filed on May 30,
2012, file number 000-54724. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On
November 2, 2012, Whiffletree Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 125,000 shares of stock. The company determined not to continue and Tiber Creek received $25,000 for its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
The name of the corporation was changed to Whoopass Poker Corporation.
In review of the public records available on the SEC web site, the company has not made public filings since 2013. The Form 10 registration was revoked in 2016.

      Backgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54824. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On February 26, 2013, Backgate Acquisition Corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $30,000 for its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to JMJP Partners, Inc. The company filed a Form 15-12G to terminate the registration of its securities in March 2014.

	Beachgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54825. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Beachgate Acquisition Corporation filed a Form 8-K noticing the change of control on March 25, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $30,000 for its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Essential Telecommunications, Inc. In review of the public records available on the SEC web site, the company has not made public filings since 2013. Form 10 registration revoked in 2016.

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	Fordgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54826. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Fordgate Acquisition Corporation filed a Form 8-K noticing the change of control on June 28, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $30,000 for its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, registration of its securities was revoked in February, 2016.

	Harrogate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54827. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Harrogate Acquisition Corporation filed a Form 8-K noticing the change of control on March 25, 2013 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 200,000 shares of stock and Tiber Creek received $89,500 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Live Brands, Inc. The company filed a Form D for a private offering of its securities. In review of the public records available on the SEC web site, the company has not made public filings since 2014.

       Sandgate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54830.   Mr. Cassidy and Mr. McKillop were both
directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Sandgate Acquisition Corporation filed a Form 8-K noticing the change of control on July 19, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Sunstock, Inc. The company filed a Form D for a private offering of its securities. Sunstock filed a registration statement on Form S-1 which was declared effective in July, 2015. The company is an operating company and trades on the Pink Sheets OTC Markets (SSOK).

	Sidegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54829. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Sidegate Acquisition Corporation filed a Form 8-K noticing the change of control on September 30, 2013 with the redemption of an aggregate of 19,900,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 2,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 50,000 shares of stock and Tiber Creek received $70,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to UPOD, Inc. In review of the public records available on the SEC web site, the company has not made public filings since 2015.

	Tablegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54831. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Tablegate Acquisition Corporation filed a Form 8-K noticing the change of control on September 13, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $35,000 for the aggregate of its services to that date. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to 1701 Productions, Inc. In review of the public records available on the SEC web site, the company has not made public filings since 2013.

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	Treegate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54832. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Treegate Acquisition Corporation filed a Form 8-K noticing the change of control on October 1, 2013 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 13,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 200,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Solis Pharma U.S., Inc. In review of the public records available on the SEC web site, the company has not made public filings since 2013. Form 10 registration revoked in 2016.

      Wallgate Acquisition Corporation: Form 10 filed on October 10,
2012, file number 000-54833. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Wallgate Acquisition Corporation filed a Form 8-K noticing the change of control on May 7, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $55,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Percipience Global Corporation. The company determined not to continue and the company filed a Form 15-12G to terminate the registration of its securities in October 2015.

	Woodgate Acquisition Corporation: Form 10 filed on October 10, 2012, file number 000-54834. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Woodgate Acquisition Corporation filed a Form 8-K noticing the change of control on May 16, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 8,750,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Woodgate Energy Corporation. In review of the public records available on the SEC web site, the company company is an operating company. Form 15-12G filed to deregister securities.

	Canyonwalk Acquisition Corporation: Form 10 filed on June 21,
2013, file number 000-54978. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 4, 2013 with the redemption of an aggregate of 19,900,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each beneficially retained 50,000 shares of common stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Corvus Technologies Corp. Form 15-12G filed to deregister securities.

	Creekwalk Acquisition Corporation: Form 10 filed on June 21, 2013, file number 000-54979. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Creekwalk Acquisition Corporation filed a Form 8-K noticing the change of control on September 25, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 5,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Delverton Resorts International Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

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	Glenwalk Acquisition Corporation: Form 10 filed on June 21,
2013, file number 000-54980. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Glenwalk Acquisition Corporation filed a Form 8-K noticing the change of control on October 10, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $90,000 for the aggregate of its services. the company filed a Form D in regard to a private placement of its securities. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was subsequently changed to Wholelife Companies, Inc. The company filed a Form 15-12G to terminate the registration of its securities in June, 2015.

	Mountainwalk Acquisition Corporation:  Form 10 filed on
June 21, 2013, file number 000-54978.  On December 23, 2013,
Mountainwalk changed its name to Engage Eco Solutions, Inc. and filed an 8-K noticing such change. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 23, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs Cassidy and McKillop each beneficially retirned 250,000 shares of common stock and Tiber Creek received $85,000 for the aggregate of its services Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Oceanwalk Acquisition Corporation: Form 10 filed on June 21, 2013, file number 000-54978. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was indirect beneficial owner of 10,000,000 shares. Oceanwalk Acquisition Corporation filed a Form 8-K noticing the change of control on November 12, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock and Tiber Creek received $60,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Nexus Data Technologies Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2014. The company anticipates future transactions.

	Apple Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55052. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Apple Run Acquisition Corporation filed a Form 8-K noticing a change of control on December 19, 2013 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 10,000,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Questrust Ventures Inc.
In review of the public records available on the SEC web site, the company has not filed public reports since 2013.

	Berry Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55069. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Berry Run
Acquisition Corporation filed a Form 8-K noticing the change of control on December 20, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares of stock and Tiber Creek received $60,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Nexus Data Security Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.


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	Cherry Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55070. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Cherry Run Acquisition Corporation filed a Form 8-K noticing the change of control on December 20, 2013 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 additional shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares of stock and Tiber Creek received $60,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Nexus Resources Corporation. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Cloud Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55068. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. Cloud Run Acquisition Corporation filed a Form 8-K noticing the change of control on January 14, 2014 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of new shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Tiber Creek received $100,000 for the aggregate of its services. The name of the corporation was changed to Heyu Leisure Holidays Corporation. The company filed a Form D for the private sale of its securities. The company filed a registration statement on Form
S-1 under current review. In review of the public records available on the SEC web site, the company is an operating company.

	Fig Run Acquisition Corporation:  Form 10 filed on September
30, 2013, file number 000-55071. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 10, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of new shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKill each retained 250,000 shares of stock and Tiber Creek received $62,500 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Hill Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55064. On January 22, 2014, Hill Run Acquisition Corporation changed its name to Alife Inc. and filed an 8-K noticing such change. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 24, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 20,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 of stock and Tiber Creek received $50,000. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
The company changed its name to Alife, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2015 but remains a continuing client.

	Jam Run Acquisition Corporation:  Form 10 filed on September
30, 2013, file number 000-55053. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on February 6, 2014 with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 9,700,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 150,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Blow & Drive Interlock Corporation. The company filed a Form
D in regard to its private offering of securities. The Company filed a registration statement on Form S-1 declared effective December 2014.
The company is an operating company and trades on the OTC Markets (BDIC).

	Orange Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55059. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 30, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to RS Soda Holdings Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

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	Peach Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55060. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 28, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 20,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $10,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Southern Labs Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Pear Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55061. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 26, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 3,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $31,500 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Gold Mountain, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Plum Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55062. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 13, 2014 with the redemption of an aggregate of 19,900,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 50,000 shares of stock. The company filed a registration statement on Form S-1 in September 2015. Tiber Creek received $84,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Natural Resources Corporation. In review of the public records available on the SEC web site, registration of its securities was revoked in March, 2016.

	Quince Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55063. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 8, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $20,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Lightstone Technologies Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

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	Path Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55065. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 23, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 999,999,shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company determined not to continue and Tiber Creek received $40,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to SGREP Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Pebble Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55067. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 24, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 19,500,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of common stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed Smarter App World International Corporation.

	River Run Acquisition Corporation:  Form 10 filed on September
30, 2013, file number 000-55066. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 5, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $65,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Chess Supersite Corporation. The Company filed a registration statement on Form S-1 declared effective July 2015. The company is an operating company and trades on the Pink Sheets OTC Markets (CHZP).

	Rock Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55054. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 30, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at par of $.0001, the issuance of 4,982,332 shares of common stock at par, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $26,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. On July 16, 2014, the corporation changed its name to FWC Capital Inc. and in March, 2015, changed its name to American-Swiss Capital, Inc. In review of the public records available on the SEC web site, the company is an operating company.

	Sky Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55055. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at par of $.0001, the issuance of 13,372,000 shares of common stock at par, the election of new directors and appointment of new
officers.   Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The corporation changed its name to Hoverink International Holdings Inc. In review of the public records available on the SEC web site, the company is an operating company. Tiber Creek determined not to go forward with client and entered into a settlement with client. RW form filed to withdraw registration statement.

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	Storm Run Acquisition Corporation: Form 10 filed on September
30, 2013, file number 000-55056. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on June 17, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Aquarius Cannibus, Inc. In review of the public records available on the SEC web site, the company has not filed public reports since 2014. The client determined not to proceed and the client has filed a complaint against Cassidy & Associates with the D.C. Bar Cassidy & Associates believes the complaint is without merit and has hired local counsel.

	Thunder Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55057. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 5, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 3,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to ECO Waste Conversion Solutions Corporation and subsequently to ECO Integrated Technologies, Inc. The company filed a Form D in regard to the private offering of its securities. In review of the public records available on the SEC web site, the company is an operating company.

	Trail Run Acquisition Corporation: Form 10 filed on September 30, 2013, file number 000-55058. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 25, 2014 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2014.

	Spring Valley Acquisition Corporation: Form 10 filed on June 18, 2014 file number 000-55223. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. Spring Valley changed its name to GFE Sustainable Energy, Inc. in anticipation of a change in control but the documents to effect such change in control have not yet been finalized.

	Pretty Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55224. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on October 20, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $80,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Amchi Gendynamy Science Corporation. In review of the public records available on the SEC web site, the company is an operating company. Registration statement on Form S-1 filed.

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	Distant Valley Acquisition Corporation: Form 10 filed on June 18, 2014 file number 000-55225. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 18, 2014 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of 1,000,000 shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Tiber Creek received $75,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to HEYU Development and Management Corporation. In review of the public records available on the SEC web site, the company is an operating company.

	Surprise Valley Acquisition Corporation: Form 10 filed on June 18, 2014 file number 000-55226. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 31, 2014 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek was to receive $80,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The company chose not to continue and Tiber Creek received $20,000 for the aggregate of its services to that date. The name of the corporation was changed to T.A.G. Acquisitions Ltd. In review of the public records available on the SEC web site, the company is an operating company.

	Summer Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55227. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on March 23, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at par of $.0001, the issuance of 3,000,000 shares of common stock at par, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $40,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2015 but remains an active client.

	Fall Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55228. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 15, 2014 with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Greys Corporation. The company filed a Form D in regard to a private offering of its securities and it registration statement on Form S-1 in October, 2015. In review of the public records available on the SEC web site, the company is an operating company.

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	Sea Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55229. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on November 24, 2014 with the redemption of an aggregate of 19,600,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained
200,000 shares of stock and Tiber Creek received $90,000 for the aggregate of its services. Messrs. Cassidy and McKillop each resigned from all offices and as directors. In review of the public records available on the SEC web site, the company has not filed public reports since 2014 but remains an active client.

	Winter Valley Acquisition Corporation: Form 10 filed on June
18, 2014 file number 000-55230. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 15, 2015 with the redemption of an aggregate of 19,800,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 100,000 shares of stock and Tiber Creek received $50,000 for the aggregate of its services. The name of the corporation was changed to Crane Global Energy Company. In review of the public records available on the SEC web site, the company has not filed public reports since 2015. In review of the public records available on the SEC web site, the company has not filed public reports since 2015.

	Coyote Valley Acquisition Corporation: Form 10 filed on October 31, 2014 file number 000-55303. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 21, 2015 with the redemption of an aggregate of 19,750,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 125,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. The name of the corporation was changed to SkyWolf Wind Turbine Corporation. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Deer Valley Acquisition Corporation: Form 10 filed on October 31, 2014 file number 000-55310. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 27, 2015 with the redemption of an aggregate of 17,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company chose not to continue and Tiber Creek received $50,000 for the aggregate of its services to that date. The name of the corporation was changed to Aquilarts, Inc.
In review of the public records available on the SEC web site, the company is an operating company.

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	Fox Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55305. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 24, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $40,000 to date for the aggregate. The name of the corporation was changed to ECI Canada, Inc. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Owl Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55306. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on February 18, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $70,000 to date for the aggregate . The name of the corporation was changed to Montbriar, Inc. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Oak Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55309. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 11, 2015 with the redemption of an aggregate of 20,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Tiber Creek received $100,000 for the aggregate of its services. The name of the corporation was changed to USA Capital Management, Inc. In review of the public records available on the SEC web site, the company is an operating company.

	Elm Valley Acquisition Corporation: Form 10 filed on October
31, 2014 file number 000-55304. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 2, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each retained 250,000 shares of stock. The company chose not to continue Tiber Creek has received $40,000 for the aggregate of its services to date. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
In review of the public records available on the SEC web site, the company is an operating company.

	Spruce Valley Acquisition Corporation: Form 10 filed on October 31, 2014 file number 000-55307. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on February 24, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $100,000 for the aggregate of its services. The company filed a Form8-K in October 2015 noticing a major acquisition transaction and in December 2015 filed a registration statement on Form S-1. The name of the corporation was changed to Fuda Group (USA) Corporation. In review of the public records available on the SEC web site, the company is an operating company and current client.

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	Redwood Valley Acquisition Corporation: Form 10 filed on October 31, 2014 file number 000-55308. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on August 26, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $75,000 for the aggregate of its services. The name of the corporation was changed to CannaMED Enterprises, Inc. In review of the public records available on the SEC web site, the company is an operating company and current client.

	Black Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55385. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on June 1, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $85,000 for the aggregate of its services. The name of the corporation was changed to NextGlass Technologies Corporation. The company filed a registration statement on Form S-1 in December 2015. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Brown Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55386. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 16, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $65,000 to date for the aggregate of its services. The name of the corporation was changed to EverythingAmped, Inc. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Red Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55387. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 23, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000 for the aggregate of its services. The name of the corporation was changed to OGL Holdings Inc. The Company filed a registration statement which was declared effective. The company is an operating company and an active client. The Company has obtained a trading symbol (OGLH).

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	Yellow Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55388. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on August 10, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000 for the aggregate of its services. The name of the corporation was changed to South West Coast Acquisition Corporation. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Purple Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55389. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on November 2, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000 for the aggregate of its services. The name of the corporation was changed to Randolph Acquisitions, Inc. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Noche Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55390. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 27, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $27,500 to date for the aggregate of its services. The name of the corporation was changed to Axis Research & Technologies Inc.
In review of the public records available on the SEC web site, the company is an operating company and an active client.

	White Grotto Acquisition Corporation: Form 10 filed on March 3, 2015 file number 000-55391. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 15, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received
$100,000 for the aggregate of its services. The name of the corporation was changed to PowerComm Holdings Inc. Ithe company is an operating company and an active client.

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	Southern Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55480. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares.
The corporation filed a Form 8-K noticing the change of control on November 19, 2015 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $45,000 to date for the aggregate of its services. The name of the corporation was changed to A2M Regenerative Technologies, Inc. In review of the public records available on the SEC web site, the company is an operating company.

	Western Ridge Acquisition Corporation: Form 10 filed on July 28, 2015 file number 000-55478. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 25, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber creek received $75,000. The name of the corporation was changed to Sella Care, Inc. and the company is an operating company and active client.

	Northern Ridge Acquisition Corporation: Form 10 filed on July 28, 2015 file number 000-55479. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is the owner of 10,000,000 shares. Northern Ridge changed its name to MQ Medical Technologies in anticipation of a change in control but the documents to effect such change in control have not yet been finalized.

	Eastern Ridge Acquisition Corporation: Form 10 filed on
July 28, 2015 file number 000-55481. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 6, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $30,000 to date for the aggregate of its services. The name of the corporation was changed to Khang Gia Holding, Inc.
In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Riding Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55486. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 22, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $90,000. The name of the corporation was changed to Soft iCastle, Inc. and the company is an operating company and an active client.

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	Kayak Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55487. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 16, 2016 with the redemption of an aggregate of 19,400,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 300,000 shares of stock and Tiber Creek received $20,000. The name of the corporation was changed to Soul Delicious 3 Corp. and the company is an operating company and an active client.

	Camping Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55482. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 20, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $25,000 to date for the aggregate of its services. The name of the corporation was changed to Atlantis Gaming Corporation. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Hunting Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55485. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on February 16, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $85,000 to date for the aggregate of its services. The name of the corporation was changed to Universal Holdings and Consulting, Inc. In review of the public records available on the SEC web site, the company is an operating company and an active client.

	Hiking Ridge Acquisition Corporation: Form 10 filed on July 28, 2015 file number 000-55484. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. Hiking
Ridge changed its name to United Energies Development Corporation in anticipation of a change in control but the documents to effect such change in control have not yet been finalized.

	Fishing Ridge Acquisition Corporation:  Form 10 filed on
July 28, 2015 file number 000-55483. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 8, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $50,000 to date for the aggregate of its services. The name of the corporation was changed to Digital Donations Technologies, Inc. In review of the public records available on the SEC web site, the company is an operating company and an active client.

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	Burney Hill Acquisition Corporation: Form 10 filed on January 7, 2016 file number 000-55559. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 13, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors.
Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $34,000. The name of the corporation was changed to Global Marine Minerals, Inc. The company is an operating company and an active client.

	Cabot Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55560. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 22, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $30,000. The name of the corporation was changed to Midas Read Estate Ventures Inc. The company is an operating company and an active client.

	Event Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55562. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 26, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $40,000. The name of the corporation was changed to Lepora Holdings, Inc. The company is an operating company and an active client.

	Franklin Hill Acquisition Corporation: Form 10 filed on January 7, 2016 file number 000-55561. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on May 20, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $40,000. The company is an operating company and an active client.

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	Grant Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55564. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 19, 2016 with the redemption of an aggregate of 19,400,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 300,000 shares of stock and Tiber Creek received $85,000. The name of the corporation was changed to KT High-Tech Marketing Inc. A registration statement on Form S-1 was filed and declared effective. The company is an operating company and an active client.

	Jackson Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55563. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on June 29, 2016 with the redemption of an aggregate of 15,000,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 2,500,000 shares of stock and Tiber Creek received $90,000. The name of the corporation was changed to Unity Global Holdings Inc. The company is an operating company and an active client.

	Lincoln Hill Acquisition Corporation: Form 10 filed on January 7, 2016 file number 000-55565. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on April 20, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $70,000. The name of the corporation was changed to BookCoins Inc. and later changed to BCI Group, Inc. The company is an operating company and an active client.

	Perry Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55566. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

	Scott Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55567. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

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	Sherman Hill Acquisition Corporation:  Form 10 filed on
January 7, 2016 file number 000-55568. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 5, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock at a per share redemption price at par of $.0001, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $80,000. The name of the corporation was changed to Geo Reserve Corporation. The company is an operating company and an active client.

      Coral Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55628. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 27, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek received $75,000. The name of the corporation was changed to Premier Hopkins International Corporation. The company is an operating company and an active client.

       Collins Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55630. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on July 27, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $60,000. The name of the corporation was changed to Doers Education Asean Limited. The company is an operating company and an active client.

      Agate Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55631.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. The Company is in discussion for a possible change in control of this company but no final documents have been executed and if and when such a change of control is effected, the Company will file a Form 8-K.

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      Jade Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55631.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. The Company is in discussion for a possible change in control of this company but no final documents have been executed and if and when such a change of control is effected, the Company will file a Form 8-K.

       Opal Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55631.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. The Company is in discussion for a possible change in control of this company but no final documents have been executed and if and when such a change of control is effected, the Company will file a Form 8-K.

      Topaz Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55631. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 22, 2016 with the redemption of an aggregate of 19,400,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 300,000 shares of stock and Tiber Creek has received $50,000. The name of the corporation was changed to Diverse Development
Group Inc. The company is an operating company and an active client.

     Diamond Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55631.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. In anticipation of an expected change in control, the company changed its name to Development
Capital Australia Corporation. No final documentation has been executed to effect any change in control of this company and the company will file a Form 8-K if and when such transaction is effected. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Garnet Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55631.   Mr. Cassidy and Mr. McKillop
were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on September 29, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $80,000. The name of the corporation was changed to LeGall Holdings, Inc. The company is an operating company and an active client.

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      Ruby Island Acquisition Corporation:  Form 10 filed on
May 2, 2016 file number 000-55631. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on December 19, 2016 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $55,000. The name of the corporation was changed to LeGall Holdings, Inc. The company is an operating company and an active client.

      Crow Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55675.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares. The Company is in discussion for a possible change in control of this company but no final documents have been executed and if and when such a change of control is effected, the Company will file a Form 8-K.

      Dove Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55673. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively. Mr. Cassidy and Mr. McKillop were the shareholders and each was the owner of 10,000,000 shares. The corporation filed a Form 8-K noticing the change of control on January 13, 2017 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, the issuance of shares of common stock at a per share price at par of $.0001, the election of new directors and appointment of new officers. Messrs. Cassidy and McKillop each resigned from all offices and as directors. Messrs. Cassidy and McKillop each retained 250,000 shares of stock and Tiber Creek has received $25,000. The name of the corporation was changed to Anvia Holdings Corporation. The company is an operating company and an active client.

      Finch Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55678.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Hawk Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55676.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Heron Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55671.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Lark Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55670.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Robin Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55674.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Sparrow Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55679.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

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      Starling Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55672.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

      Wren Street Acquisition Corporation:  Form 10 filed on
August 9, 2016 file number 000-55677.   Mr. Cassidy and Mr. McKillop
are both directors of the corporation and serve as president and vice president, respectively. Mr. Cassidy and Mr. McKillop are the shareholders and each is owner of 10,000,000 shares.

Conflicts of Interest

    The officers and directors of the Company have organized and expect to organize other companies with an identical structure, purpose, officers, directors and shareholders. The listed blank check companies are identical except for the name. As and when created, no one blank check company offers management any more favorable terms. As such management believes there are no conflicts of interest with these companies.

	After Tiber Creek engages a private company that wishes to become a public company and the decision is made to utilize a blank check company as part of that process, the client of Tiber Creek will choose one of the blank check companies at random. In addition, any negotiation with such private company as to the amount of equity interest to be retained by the then current shareholders, if any, and all other compensation or consulting arrangements occurs before the actual selection of the exact blank check company to be used. Thus no conflict of interest arises for management between any of the blank check companies nor is there any favorable positive or negative competitive position for management with any of the blank check companies.

    In addition to the above listed companies, Messrs. Cassidy and McKillop are also the directors of, and shareholders of the following companies which have filed registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

	Bush Sound Acquisition Corporation
	Forest Sound Acquisition Corporation
	Park Sound Acquisition Corporation
	Rough Sound Acquisition Corporation
	Rain Sound Acquisition Corporation
	Still Sound Acquisition Corporation
	Thicket Sound Acquisition Corporation
	Timber Sound Acquisition Corporation
43
______________________________________________________________________

     Mr. Cassidy and/or Mr. McKillop may become associated with additional blank check companies prior to the time that Echo Sound has effected a business combination.

     Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to the Company. Mr. Cassidy intends to devote as much time to the activities of Echo Sound as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Echo Sound.

     At the time of a business combination, some or all of the shares of common stock owned by the current shareholders may be retired or redeemed by the Company. The amount of common stock which may be sold or continued to be owned by the current shareholders cannot be determined at this time. The terms of a business combination may provide for a nominal payment by cash to the current shareholders for the retirement of all or part of the common stock owned by them.

Investment Company Act of 1940

     Although Echo Sound will be subject to regulation under the Securities Act and the Exchange Act, management believes Echo Sound will not be subject to regulation under the Investment Company Act of 1940 insofar as Echo Sound will not be engaged in the business of investing or trading in securities.

     In the event Echo Sound engages in business combinations which result in Echo Sound holding passive investment interests in a number of entities, Echo Sound could be subject to regulation under the Investment Company Act of 1940. In such event, Echo Sound would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Echo Sound has obtained no formal determination from the Securities and Exchange Commission as to the status of Echo Sound under the Investment Company Act of 1940. Any violation of such Act would subject Echo Sound to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

   The officers and directors of Echo Sound do not receive any compensation for services to Echo Sound, have not received such compensation in the past, and are not accruing any compensation. However, the officers and directors of Echo Sound are also the shareholders and anticipate receiving possible benefits as shareholders if the value of the shares of Echo Sound increase after a business transaction is effected as in such business transaction they will likely retain some of their shares in Echo Sound and would benefit from any such increase in share value.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Echo Sound for the benefit of employees.

44
______________________________________________________________________

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   Echo Sound has issued a total of 20,000,000 shares of founder common stock pursuant to Section 4(2) of the Securities Act.

    James Cassidy is president, director and sole shareholder of Tiber Creek and Mr. Cassidy is a shareholder of Echo Sound.

    As the organizers and developers of Echo Sound, James Cassidy and James McKillop may be considered promoters of the Registrant.

   Echo Sound is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Mr. Cassidy nor Mr. McKillop would be considered independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Echo Sound.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Echo Sound's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Echo Sound nor is any common stock currently being publicly offered by Echo Sound. At the time of this registration, no shares issued by Echo Sound are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Echo Sound could offer their shares for sale pursuant to such rule. However, all the shareholders of Echo Sound are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     Pursuant to Rule 144(i) of the Securities Act of 1933, the safe harbor provisions provided under Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding
12 months.

        (b) Holders. The issued and outstanding shares of the common stock of Echo Sound were issued to the shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

        (c) Dividends. Echo Sound has not paid any dividends to date, and has no plans to do so in the immediate future. Echo Sound presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Echo Sound's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Echo Sound's Board of Directors.

45
______________________________________________________________________

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, the Company has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 to its founders.

     On December 7, 2016 the Company issued the following shares of its common stock for services rendered to the Company:

Name                       Number of Shares      Consideration

James Cassidy (1)              10,000,000      For services rendered
						 valued at $1,000
James McKillop (2)             10,000,000      For services rendered
						 valued at $1,000

(1) James Cassidy is the president, secretary, and a director of the Company.

(2)  James McKillop is the vice president and a director of the Company.


ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The authorized capital stock of Echo Sound consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

    The following statements relating to the capital stock set forth the material terms of the securities of Echo Sound; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Echo Sound, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Echo Sound. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Echo Sound without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Echo Sound has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

46
______________________________________________________________________

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

     Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Echo Sound, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Echo Sound has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a private company will normally wish to cause Echo Sound's common stock to trade in one or more United States securities markets. The private company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Echo Sound, including warrants, shares underlying warrants, and debt securities.

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

    In 2011, the NASDAQ Stock Market adopted additional listing requirements for a company that became a 1934 Act reporting company by effecting a business combination with a public shell, whether through a reverse merger, exchange offer, or otherwise. These new requirements include (i) trading for at least one year on the OTC market or another national or foreign exchange (ii) filing of all required information, including financial, regarding the business combination (iii) timely filing of all required periodic financial reports for the prior year, which would include at least one annual report filing and (iv) maintenance of a $4 share price for at least 30 of the most recent 60 trading days prior to the initial listing application.

     If, after a business combination and qualification of its securities for trading, Echo Sound does not meet the qualifications for listing on the Nasdaq Capital Market, Echo Sound may apply for quotation of its securities on the OTC Bulletin Board.

47
______________________________________________________________________

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Echo Sound may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Echo Sound will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Echo Sound will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Echo Sound's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Additional Information

      This registration statement and all other filings of Echo Sound when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Echo Sound will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Echo Sound's certificate of incorporation contains such a provision.

48
______________________________________________________________________

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    Echo Sound is a smaller reporting company in accordance with Regulation
S-X.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Echo Sound has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for Echo Sound for the period ended August 2, 2016. The following financial statements are attached to this report and filed as a part thereof.

49
______________________________________________________________________

                      FINANCIAL STATEMENTS FOR
                 Period from December 7, 2016 (Inception)
                         to December 31, 2016

______________________________________________________________________

                              FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm          1

Financial Statements                                            2-5

Notes to Financial Statements  				        6-8

______________________________________________________________________
KCCW Accountancy Corp.                        CERTIFIED PUBLIC ACCOUNTANTS


       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Echo Sound Acquisition Corporation


We have audited the accompanying balance sheet of Echo Sound Acquisition Corporation (the "Company") as of December 31, 2016, and the related statement of operations, changes in stockholders' deficit and cash flows for the Period from December 7, 2016 (Inception) to December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and the results of its operations and its cash flows from December 7, 2016 (Inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KCCW Accountancy Corp.
Diamond Bar, California
January 18, 2017

______________________________________________________________________

                     ECHO SOUND ACQUISITION CORPORATION
                              BALANCE SHEET


                      ASSETS

                                                  December 31, 2016
                                                  ------------------

  Current assets

    Cash                                         $             -
                                                  ---------------
        Total assets                             $             -
                                                  ===============

          LIABILITIES AND SHAREHOLDERS' DEFICIT

  Current liabilities

     Accrued liabilities                         $         1,000
                                                  ---------------
         Total liabilities                                 1,000
                                                  ---------------
  Stockholders' deficit
    Preferred stock, $0.0001 par value,
    20,000,000 shares authorized; none
    outstanding

    Common stock, $0.0001 par value, 100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding                                        2,000

    Additional paid-in capital                               312

    Accumulatd deficit                                    (3,312)
                                                  ---------------

         Total stockholders' deficit                      (1,000)
                                                  ---------------
         Total liabilities and stockholders'
                 deficit                          $            -
                                                  ================

The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                      ECHO SOUND ACQUISITION CORPORATION
                            STATEMENT OF OPERATIONS


                                                  For the period from
                                                   December 7, 2016
                                                    (Inception) to
                                                   December 31, 2016
                                                  -----------------

    Revenue                                      $            -

    Cost of revenue                                           -
                                                  -----------------
    Gross profit                                              -
    Operating expenses                           $         3,312
                                                  -----------------
    Operating loss                                        (3,312)

    Loss before income taxes                              (3,312)
                                                 ==================
    Income tax expense                                        -

Net loss                                         $        (3,312)
                                                 ==================

    Loss per share - basic and diluted           $        (0.00)
                                                 ==================

    Weighted average shares-basic and diluted          20,000,000
                                                 ------------------



The accompanying notes are an integral part of these financial statements.

______________________________________________________________________

                     ECHO SOUND ACQUISITION CORPORATION
                      STATEMENT OF STOCKHOLDERS' DEFICIT

                         Common Stock     Additional   Accumu-   Total
                    -------------------  Paid-in      lated     Stockholders'
                    Shares      Amount   Capital      Deficit   Deficit
                    ----------  -------  ---------    -------   -------

Balance,
  December 7, 2016
       (Inception)         -    $    -     $    -     $    -    $     -

Issuance of
   common stock
   for service     20,000,000     2,000         -          -        2,000

Additional paid-in
   capital                 -          -         312        -          312

Net loss                   -          -          -      (3,312)    (3,312)

Balance,
   December 31,
    2016            20,000,000   $ 2,000        312     (3,312)     (1,000)
                    ==========   ========     =======   ========    ========



   The accompanying notes are an integral part of these financial statements.


                                   4

______________________________________________________________________

                     ECHO SOUND ACQUISITION CORPORATION
                            STATEMENT OF CASH FLOWS

                                                            For the period from
                                                              December 7, 2016
                                                               (Inception) to
                                                             December 31, 2016
                                                               --------------
 OPERATING ACTIVITIES

   Net loss                                                    $    (3,312)

   Non-cash adjustments to reconcile net loss to net cash:
     Expenses paid for by stockholder and contributed
     as capital                                                        312
     Common Stock issued for services                                2,000

      Changes in Operating Assets and Liabilities:

          Accrued liability                                          1,000
                                                                -------------
            Net cash (used in) operating activities                      -
                                                                -------------
 FINANCING ACTIVITIES

   Proceeds from issuance of common stock                                -

   Proceeds from stockholders contribution                               -
                                                                -------------
       Net cash provided by financing activities                         -
                                                                -------------
   Net increase in cash                                                  -

   Cash, beginning of period                                             -
                                                                 -------------
   Cash, end of period                                           $       -
                                                                 =============


The accompanying notes are an integral part of these financial statements.

                                   5

______________________________________________________________________

                 ECHO SOUND ACQUISITION CORPORATION
                    Notes to Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Echo Sound Acquisition Corporation ("Echo Sound" or "the Company") was incorporated on December 7, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Echo Sound. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under
Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development
Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2016.

______________________________________________________________________

                 ECHO SOUND ACQUISITION CORPORATION
                    Notes to Financial Statements


INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

  Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

  Level 3 inputs are unobservable inputs for the asset or liability.
The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended December 31, 2016. The Company had a working capital deficit of $1,000 and an accumulated deficit of $3,312 as of December 31, 2016. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

______________________________________________________________________

                 ECHO SOUND ACQUISITION CORPORATION
                    Notes to Financial Statements

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.


NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

On June 10, 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915). The amendments in this update remove the definition of a development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows, and shareholder's equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.
Early adoption is permitted. The Company has adopted this accounting standard. The accounting pronouncement does not have a material effect on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4     ACCRUED LIABILITIES

As of December 31, 2016, the Company had an accrued professional fee of $1,000.

NOTE 5   STOCKHOLDERS' DEFICIT

On December 7, 2016, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, or a total of $2,000. The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.
As of December 31, 2016, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

                                    8
______________________________________________________________________

                     INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1*               Certificate of Incorporation of Echo Sound
                            Acquisition Corporation

3.2*                 By-Laws of Echo Sound Acquisition Corporation

3.3*                 Specimen stock certificate of Echo Sound
                            Acquisition Corporation

* Previously filed with the original filing of this Form 10 on January 18, 2017.

______________________________________________________________________


                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  ECHO SOUND ACQUISITION CORPORATION


                                  By: /s/  James Cassidy, President



Date:February 22, 2017